QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-49446, 333-46850, 333-38182, 333-34874, 333-33348, 333-86367, 333-82109, 33-63798, 33-83700, 333-06921, 333-66245 and 333-61053) and the Prospectuses constituting part of Form S-3 (Nos. 333-49450, 333-38180, 333-59311, 333-38987 and 333-36084) of Wind River Systems, Inc. of our report dated March 1, 2001 except for Note 16 as to which the date is April 17, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 30, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS